                                                                    EXHIBIT 99.1


                                                                   [PLEXUS LOGO]
FOR IMMEDIATE RELEASE


               PLEXUS ANNOUNCES FISCAL Q3 REVENUE OF $275 MILLION

                TAKES $5.5 MILLION (PRE-TAX) RESTRUCTURING CHARGE

INITIATES Q4 REVENUE GUIDANCE OF $270 TO $280 MILLION WITH EPS OF $0.09 TO $0.11

NEENAH, WI, July 21, 2004 -- Plexus Corp. (NASDAQ: PLXS) today announced that revenue for its third fiscal quarter increased 40% to $274.8 million, compared to $195.6 million in the prior year period. The Company reported a loss for the third fiscal quarter of $(0.8) million, equivalent to $(0.02) per diluted share. The net loss for the period included $5.5 million ($4.4 million after tax) of restructuring costs, mainly to increase accruals related to previous restructuring actions. Excluding these restructuring costs, the Company had pro-forma net income of $3.6 million, the equivalent of $0.08 per fully diluted share.

The Company provides non-GAAP supplemental information -- more specifically, pro-forma net income and EPS excluding restructuring costs. These non-GAAP financial data are provided to facilitate meaningful period-to-period comparisons of underlying operational performance by eliminating infrequent or unusual charges. Similar non-GAAP measures are used for internal management assessments because such measures provide additional insight into ongoing financial performance. Please refer to the attached accompanying reconciliations of the GAAP net income/(loss) and EPS to the non-GAAP supplemental data.

Dean Foate, President and Chief Executive Officer of Plexus, commented, "This is our fifth consecutive quarter of revenue growth, with revenues increasing 8 percent over the second quarter. Higher revenues and increased productivity, partially offset by actions to achieve substantial inventory reductions, drove 10 basis point gross margin expansion during the quarter to 8.4%."

"We are intensely focused on improving our working capital utilization and return on capital employed," continued Foate, "Inventories were down 16%, or $31.2 million, to $166.8 million in the third quarter, as we worked through new program inventory builds from the prior quarter and continued to advance our lean supply chain initiatives with customers and suppliers."

"As we look to our fourth fiscal quarter, we are initiating revenue guidance of $270 to $280 million with EPS of $0.09 to $0.11," Foate added.

Gordon Bitter, Chief Financial Officer, said, "We incurred $5.5 million in restructuring charges during the third quarter, of which $4.2 million was to recognize additional lease obligations for two previously vacated facilities near Seattle, WA. The remaining $1.3 million was primarily for severance and other termination costs related to the consolidation of a satellite PCB-design office in Hillsboro, OR into our Boulder Design Center."

"Our balance sheet remains very strong. We ended the quarter with cash and short-term investments of approximately $55.8 million. In addition, we increased our bank credit facility last week from $100 million to $150 million," Bitter concluded.

FISCAL Q3 HIGHLIGHTS o Sales by industry were:

                  INDUSTRY                      Q3 - FISCAL 2004     Q2 - FISCAL 2004
              ------------------------------- -------------------- --------------------
              Networking/Datacom                      47%                   42%
              Medical                                 28%                   29%
              Industrial/Commercial                   16%                   15%
              Computing                                4%                   10%
              Transportation/Other                     5%                    4%

o Top 10 customers comprised 54% of sales during the quarter, down from 55% in the previous quarter.

o Juniper Networks, with 14% of sales, was the only customer representing more than 10% of sales for the quarter.

o Cash flow used in operations was approximately $0.8 million for the quarter.

o Days sales outstanding in accounts receivable decreased to 46 days compared to 49 days in the second quarter of fiscal 2004.

o Inventory decreased sequentially from the second quarter by approximately $31 million to $167 million, while annualized turns increased to 5.5 turns this quarter from 5.2 turns in the second quarter of fiscal 2004.

CONFERENCE CALL/WEBCAST AND REPLAY INFORMATION
         WHAT:        Plexus Corp.'s Fiscal Q3 Earnings Conference Call
         WHEN:        Thursday, July 22, 2004 at 8:30 a.m. Eastern
         WHERE:       877-234-1973 with conference ID Plexus
                      www.videonewswire.com/PLXS/072204
                      (requires Windows Media Player)
         REPLAY:      The call will be archived until midnight on July 29, 2004
                      at www.videonewswire.com/PLXS/072204 or via telephone replay at 877-519-4471 with PIN: 4865702
NOTE: If you experience problems with the webcast, please email webcastsupport@tfprn.com.

ABOUT PLEXUS CORP. -- THE PRODUCT REALIZATION COMPANY
Plexus (www.plexus.com) is a contract manufacturer of electronics products providing product design, test, manufacturing, fulfillment and aftermarket solutions to branded product companies in the networking, datacommunications, medical, industrial, commercial, defense and computer industries.

The Company's unique Focus Factory manufacturing model and global supply chain solutions, strategically enhanced by value-added product design and engineering services, are developed to optimize lowest total cost, scalability and responsiveness for programs requiring flexibility, technology and quality. Plexus provides award-winning customer service to more than 150 branded product companies in North America, Europe and Asia.

SAFE HARBOR AND FAIR DISCLOSURE STATEMENT
The statements contained in this release which are guidance or which are not historical facts (such as statements in the future tense and statements including "believe," "expect," "intend," "anticipate", "target" and similar terms and concepts) are forward-looking statements that involve risks and uncertainties, including, but not limited to: the economic performance of the electronics and technology industries; the risk of customer delays, changes or cancellations in both on-going and new programs; the Company's ability to secure new customers and maintain its current customer base; material cost fluctuations and the adequate availability of components and related parts for production; the effect of changes in average selling prices; the effect of start-up costs of new programs and facilities, including closing conditions and other preparations relating to the new Malaysia facility; the adequacy of restructuring and similar charges as compared to actual expenses; the effect of general economic conditions and world events (such as terrorism); the impact of increased competition; and other risks detailed in the Company's Securities and Exchange Commission filings.

FOR FURTHER INFORMATION, PLEASE CONTACT:
Kristian Talvitie, Director of Strategic Marketing and Communications 920-969-6160 or email at kristian.talvitie@plexus.com

                            (financial tables follow)

                                  PLEXUS CORP.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (in thousands, except per share data)

                                                               Three Months Ended                Nine Months Ended
                                                                    June 30,                         June 30,
                                                            -------------------------       -------------------------
                                                              2004            2003             2004           2003
                                                            ---------       ---------       ---------       ---------
                                                                                   (unaudited)
Net sales                                                   $ 274,817       $ 195,609       $ 767,552       $ 591,761
Cost of sales                                                 251,838         183,780         703,765         554,769
                                                            ---------       ---------       ---------       ---------

  Gross profit                                                 22,979          11,829          63,787          36,992

Operating expenses:
   Selling and administrative expenses                         17,907          16,250          50,685          49,819
   Restructuring and impairment costs                           5,494          19,649           5,494          51,489
                                                            ---------       ---------       ---------       ---------
                                                               23,401          35,899          56,179         101,308
                                                            ---------       ---------       ---------       ---------

   Operating income (loss)                                       (422)        (24,070)          7,608         (64,316)

Other income (expense):
  Interest expense                                               (741)           (658)         (2,134)         (2,144)
  Miscellaneous                                                   202             638           1,028           1,833
                                                            ---------       ---------       ---------       ---------

   Income (loss) before income taxes and cumulative
      effect of change in accounting for goodwill                (961)        (24,090)          6,502         (64,627)

Income tax expense (benefit)                                     (193)         (9,343)          1,300         (24,003)
                                                            ---------       ---------       ---------       ---------

   Income (loss) before cumulative effect of change in
      accounting for goodwill                                    (768)        (14,747)          5,202         (40,624)
   Cumulative effect of change in accounting for
       goodwill, net of income tax benefit of $4,755                -               -               -         (23,482)
                                                            ---------       ---------       ---------       ---------

Net income (loss)                                           $    (768)      $ (14,747)      $   5,202       $ (64,106)
                                                            =========       =========       =========       =========

Earnings per share:
   Basic
   Income (loss) before cumulative effect of change in
      accounting for goodwill                               $   (0.02)      $   (0.35)      $    0.12       $   (0.96)
   Cumulative effect of change in accounting
      for goodwill                                                  -               -               -           (0.56)
                                                            ---------       ---------       ---------       ---------
   Net income (loss)                                        $   (0.02)      $   (0.35)      $    0.12       $   (1.52)
                                                            =========       =========       =========       =========

   Diluted
   Income (loss) before cumulative effect of change in
      accounting for goodwill                               $   (0.02)      $   (0.35)      $    0.12       $   (0.96)
   Cumulative effect of change in accounting
      for goodwill                                                  -               -               -           (0.56)
                                                            ---------       ---------       ---------       ---------
   Net income (loss)                                        $   (0.02)      $   (0.35)      $    0.12       $   (1.52)
                                                            =========       =========       =========       =========

Weighted average shares outstanding:
   Basic                                                       43,056          42,285          42,890          42,204
                                                            =========       =========       =========       =========
   Diluted                                                     43,056          42,285          43,944          42,204
                                                            =========       =========       =========       =========


                                     (more)

                                  PLEXUS CORP.
                       NON-GAAP SUPPLEMENTAL INFORMATION
                      (in thousands, except per share data)

                                                         Three Months Ended             Nine Months Ended
                                                               June 30,                     June 30,
                                                       -----------------------       ----------------------
                                                         2004           2003           2004          2003
                                                       --------       --------       --------      --------
                                                                            (unaudited)
Net income (loss) - GAAP                               $   (768)      $(14,747)      $  5,202      $(64,106)

Add cumulative effect of change in accounting
   for goodwill, net of income tax benefit of
   $4,755                                                     -              -              -       (23,482)
                                                       --------       --------       --------      --------

Income (loss) before cumulative effect of change
   in accounting for goodwill - GAAP                       (768)       (14,747)         5,202       (40,624)

Add income tax expense (benefit)                           (193)        (9,343)         1,300       (24,003)
                                                       --------       --------       --------      --------

Income (loss) before income taxes and cumulative
   effect of change in accounting for goodwill
   -- GAAP                                                 (961)       (24,090)         6,502       (64,627)

   Add:  Restructuring and impairment costs*              5,494         19,649          5,494        51,489
                                                       --------       --------       --------      --------

Income (loss) before income taxes and excluding
   restructuring and impairment costs -- Non-GAAP         4,533         (4,441)        11,996       (13,138)

Income tax expense (benefit) -- Non-GAAP                    907         (1,865)         2,399        (5,518)
                                                       --------       --------       --------      --------

Net income (loss) -- Non-GAAP                          $  3,626       $ (2,576)      $  9,597      $ (7,620)
                                                       ========       ========       ========      ========

Earnings per share -- Non-GAAP:
   Basic                                               $   0.08       $  (0.06)      $   0.22      $  (0.18)
                                                       ========       ========       ========      ========
   Diluted                                             $   0.08       $  (0.06)      $   0.22      $  (0.18)
                                                       ========       ========       ========      ========

Weighted average shares outstanding:
   Basic                                                 43,056         42,285         42,890        42,204
                                                       ========       ========       ========      ========
   Diluted                                               43,810         42,285         43,944        42,204
                                                       ========       ========       ========      ========

                                  * SUMMARY OF RESTRUCTURING AND IMPAIRMENT COSTS

Restructuring and impairment costs:
   Fixed asset impairment                              $     48       $ 15,884       $     48      $ 27,211
   Severance costs                                          743          2,757            743         8,009
   Lease termination costs                                4,703          1,008          4,703        10,674
   Write-off of goodwill                                      -              -              -         5,595
                                                       --------       --------       --------      --------
Total restructuring and impairment costs               $  5,494       $ 19,649       $  5,494      $ 51,489
                                                       ========       ========       ========      ========


                                     (more)

                                  PLEXUS CORP.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)

                                                                            June 30,    September 30,
                                                                              2004          2003
                                                                            --------    -------------
                                                                                   (unaudited)
ASSETS
Current assets:
   Cash and cash equivalents                                               $ 55,703      $ 58,993
   Short-term investments                                                        79        19,701
   Accounts receivable                                                      138,393       111,125
   Inventories                                                              166,841       136,515
   Deferred income taxes                                                     14,401        23,723
   Prepaid expenses and other                                                 7,973         8,326
                                                                           --------      --------

   Total current assets                                                     383,390       358,383

Property, plant and equipment, net                                          122,757       131,510
Goodwill, net                                                                34,230        32,269
Deferred income taxes                                                        26,625        24,921
Other                                                                         6,550         5,971
                                                                           --------      --------

   Total assets                                                            $573,552      $553,054
                                                                           ========      ========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
      Current portion of long-term debt and capital lease obligations      $  1,038      $    958
      Accounts payable                                                       75,605        91,445
      Customer deposits                                                      14,348        14,779
      Accrued liabilities:
        Salaries and wages                                                   24,190        17,133
        Other                                                                19,873        23,753
                                                                           --------      --------

    Total current liabilities                                               135,054       148,068

Long-term debt and capital lease obligations                                 39,248        23,502
Other liabilities                                                            12,137        10,468

Commitments and contingencies                                                     -             -

Shareholders' equity:
    Common stock, $.01 par value, 200,000 shares authorized,
      43,071 and 42,607 shares issued and outstanding, respectively             431           426
    Additional paid-in-capital                                              266,456       261,214
    Retained earnings                                                       108,042       102,840
    Accumulated other comprehensive income                                   12,184         6,536
                                                                           --------      --------

    Total shareholders' equity                                              387,113       371,016
                                                                           --------      --------

    Total liabilities and shareholders' equity                             $573,552      $553,054
                                                                           ========      ========

                                       ###